Exhibit 10.4

SECOND AMENDMENT

TO THE

PMA CAPITAL CORPORATION 401(k) EXCESS PLAN

(As Amended and Restated Effective January 1, 2000)

July 2004

SECOND AMENDMENT
TO THE
PMA CAPITAL CORPORATION 401(k) EXCESS PLAN
(As Amended and Restated Effective January 1, 2000)

WHEREAS, PMA Capital Corporation (then known as the Pennsylvania Manufacturers Corporation) (the “Plan Sponsor”) previously established the PMA Capital Corporation Executive Deferred Compensation Plan (then known as the PMC Executive Deferred Compensation Plan) (the “Deferred Compensation Plan”) to provide certain benefits in excess of the benefit provided under the PMA Capital Corporation 401(k) Plan (then known as The PMC 401(k) Plan) (the “Qualified Plan”); and

WHEREAS, the Plan Sponsor decided, effective January 1, 1999, to provide certain benefits previously provided under the Deferred Compensation Plan in a separate plan known as the PMA Capital Corporation 401(k) Excess Plan (the “Plan”), and restated the Deferred Compensation Plan to, among other things, reflect the removal from the Deferred Compensation Plan of those provisions set forth herein; and

WHEREAS, the Plan was established for the purpose of providing certain employees of the Plan Sponsor and certain of its affiliated employers with certain benefits that would be provided under the Qualified Plan but for the limitations imposed by Sections 401(k), 401(m), 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Plan is intended to be an unfunded arrangement, maintained primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees of the Plan Sponsor and its affiliated employers within the meaning of Sections 201(2) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, the Plan was last amended and restated effective January 1, 2000 and was amended by the First Amendment thereto effective January 1, 2003; and

WHEREAS, the Plan Sponsor now desires to amend the Plan to clarify the disposition of forfeitures under the Plan, effective January 1, 2004; and

WHEREAS, under Sections 8.1(a) and 10.4 of the Plan, the Plan Sponsor has reserved the right to amend the Plan with respect to all Participating Companies at any time, subject to certain inapplicable limitations;

NOW, THEREFORE, effective January 1, 2004, except as otherwise specifically provided herein, the Plan Sponsor hereby amends the Plan as follows:

1.            Section 6.7 of the Plan is amended to read as follows:

6.7 Reduced Benefit upon Request following a Change of Control. Within 60 days following a Change of Control, a Participant may elect in writing to receive an immediate distribution of a reduced benefit under the Plan. If the Participant makes such an election under this Section 6.7, the amount of the reduced benefit shall equal the balance credited to the Participant's Excess 401(k) Plan Account, reduced by the lesser of 5% of the balance or $25,000. The amount by which the benefit is reduced shall be automatically forfeited without any further action or consent of the Participant. Any forfeiture made as a result of this Section 6.7 shall be used as follows: first, to pay Plan administrative expenses, and second, to reduce the amount of Participating Company contributions to the Plan.

IN WITNESS WHEREOF, PMA CAPITAL CORPORATION has caused these presents to be duly executed, under seal, this 1st day of July, 2004.

Attest:	PMA CAPITAL CORPORATION
[SEAL]
/s/ Robert L. Pratter	/s/ William E. Hitselberger
Robert L. Pratter, Secretary	William E. Hitselberger, Senior Vice President,
Treasurer & Chief Financial Officer